UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2011 the Board of Directors, acting pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws, decreased the size of the Board to seven (7) members.

Item 5.07 Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Symmetry Medical, Inc. was held on Friday, April 29, 2011.  The Board of Directors fixed the close of business on March 3, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On this record date, there were outstanding and entitled to vote 36,429,198 shares of Common Stock.  There were four issues proposed for vote by the stockholders.

Proposal 1- Election of Class III Directors.  Voting for the Class III Directors elected to serve for a term of three years is summarized as follows:

Thomas J. Sullivan:	For	28,302,010.00
	Withheld	859,872.00
	Non Votes	2,802,930.00
Francis T. Nusspickel:	For	28,224,649.00
	Withheld	937,233.00
	Non Votes	2,802,930.00

Proposal 2 – Advisory vote regarding the Company’s executive compensation program. The results of the advisory vote are summarized as follows:

For	28,600,787.00
Against	531,538.00
Abstain	29,557.00
Non Votes	2,802,930.00

Proposal 3 – Advisory vote regarding the frequency with which the Company will provide shareholders with an advisory vote regarding executive compensation.  The results of the advisory vote are summarized as follows:

3 Years	8,800,842.00
2 Years	81,071.00
1 Year	20,250,535.00
Abstain	29,434.00
Non Votes	2,802,930.00

Proposal 4 – Ratification and Approval of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for Fiscal 2011.  Voting on this proposal is summarized as follows:

For	31,428,265.00
Against	517,882.00
Abstain	18,665.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: May 4, 2011	Name: Fred L. Hite
Title: Chief Financial Officer